        THIS STOCK OPTION AGREEMENT made as of the 2nd day of June, 1995.

                                                                      Exhibit 3p
BETWEEN:

                  MINCO MINING AND METALS CORPORATION, a company duly incorporated under the laws of the Province of British Columbia, having its Registered Office at Suite 1750, 1185 West Hastings Street, in the City of Vancouver, in the Province of British Columbia, and its Head Office at Suite 1870, 401 W. Georgia Street, in the City of Vancouver, in the Province of British Columbia

                  (hereinafter called the "Company")

                                                               OF THE FIRST PART

A N D:

                  PETROS TSAPARAS, Businessman, of 4112 Puget Drive, in the City of Vancouver, in the Province of British Columbia, V6L 2V8

                  (hereinafter called the "Holder")

                                                              OF THE SECOND PART

W H E R E A S:

A. The Holder is a director of the Company or of its subsidiary (a "Director"), or an employee of the Company, its subsidiary or a company providing management services to the Company (an "Employee").

B. The effective date of this Agreement and the date for reference shall be the 2nd day of June, 1995.

               NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1. The Company hereby grants to the Holder upon the terms and conditions hereinafter contained, the sole and exclusive right and option for a period of FIVE (5) years to purchase all or any part of THIRTY FIVE THOUSAND EIGHT HUNDRED SEVENTY FIVE (35,875) shares of its capital as fully paid and non-assessable freely trading shares, exercisable up to and inclusive of the fifth anniversary of the effective date hereof, at a price of $1.00 per share (the "option shares"), the grant of such option being subject always to the provisions as to earlier termination as set out in paragraph 2 hereof.

2.       (a)      SAVE AND EXCEPT as hereinafter provided, in the event that the
                  Holder becomes neither a Director nor an Employee, all the rights granted to the Holder hereunder as to any of the option shares and with respect to which the Holder has not theretofore exercised the Holder's option to purchase shall forthwith cease and determine upon the expiry of a period of thirty (30) days next following the date upon which the Holder becomes neither a Director nor an Employee;

         (b) (i) In the event of the death of the Holder during the term of the option granted to the Holder under this Agreement, the Holder's personal representatives shall be entitled to purchase all or any part of the option shares; PROVIDED ALWAYS that the option is exercised and the payment is tendered within one (1) year of the date of death;

                    (ii)   SAVE AND EXCEPT as expressly provided in sub-clause
                           (i) hereof, the option granted to the Holder shall cease and determine upon the Holder's death.

3. If the Holder at any time and from time to time during the option period desires to purchase any of the option shares, the Holder may do so by giving notice to the Company at its Registered Office or Head Office within the time or times herein limited for exercise of the option and by tendering to the Company at its Registered Office or Head Office the Holder's certified cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election.

4. The option granted under this Agreement is non-assignable and non-transferable.

5. Time shall be of the essence of this Agreement.

6.       (a)      Save and except in the case of the issuance of additional
                  shares of the Company for a consideration, in the case of any reclassification or reorganization of the capital of the Company or in the case of the merger or amalgamation of the Company with or into any other company, or if and whenever the shares of the Company are subdivided into a greater number or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend, then as a condition of such reclassification or reorganization of capital, merger, amalgamation, subdivision, consolidation or payment of a stock dividend, this option shall be adjusted and lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Option Agreement and in lieu of the shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reclassification or reorganization of capital, merger, amalgamation, subdivision, consolidation or payment of a stock dividend not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the option price and of the number of shares purchasable upon the conversion of this option) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         (b) The adjustments provided for in this section in the subscription rights pursuant to this option are cumulative.

         (c) If any question shall at any time arise with respect to any adjustments to be made under this Clause 6, such question shall be conclusively determined by the Company's auditor, or, if he declines to so act, any other chartered accountant in Vancouver, B.C. that the Company may designate and who shall have access to all appropriate records, and such determination shall be binding upon the Company and the Holder.

         (d) Nothing in this Clause 6 shall in anyway extend the time within which this option may be exercised.

7. The Holder represents that he is a Director, an Employee or both.

8. The Holder represents that he has not been induced to enter into this Agreement by the expectation of employment or continued employment.

9. This Agreement and any amendments thereto are subject to their acceptance for filing with the appropriate securities' regulatory authorities.

10. The grant of the option herein contained shall be subject to its approval by the shareholders of the Company prior to the exercise of all or a portion of the option if the Holder is an "insider" of the Company, as that term is defined in the Securities Act (British Columbia) S.B.C. 1985, Ch. 83.

11. Any amendment to this Agreement shall be subject to its approval by the shareholders of the Company if the option granted herein, as originally constituted, was approved by the shareholders of the Company or if at the time of such amendment the Holder is an "insider" of the Company.

12. This Agreement shall enure to the benefit of the Holder and shall to the extent hereinbefore provided enure to the benefit of the Holder's heirs, executors and administrators.

                  IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as and from the day, month and year first above written.


THE COMMON SEAL of MINCO,                   )
MINING AND METALS                           )
CORPORATION was hereto affixed              )
in the presence of:                         )
                                            )        c/s
/s/ Illegible Signature                     )
-----------------------------               )
                                            )
                                            )
                                            )
                                            )

SIGNED, SEALED and DELIVERED by             )
PETROS TSAPARAS in the presence of:         )
                                            )
                                            )
/s/ Ilegible Signature                      )
-----------------------------               )
Signature                                   )
                                            )
                                            )
316-125 W. 19th Street                      )
-----------------------------               )
Address                                     )     /s/ Petros Tsaparas
                                            )     --------------------------
                                            )     PETROS TSAPARAS
N. VcR. Bc                                  )
-----------------------------               )
                                            )
                                            )
Businesswoman                               )
-----------------------------               )
Occupation                                  )
                                            )
                                            )

                                   APPENDIX I

                      DECLARATION OF STOCK OPTION POSITION

                      THIS FORM FOR COMPLETION BY OPTIONEE

                     RE: MINCO MINING AND METALS CORPORATION

   RE: 35,875 incentive share options in Minco Mining and Metals Corporation

1, PETROS TSAPARAS, HEREBY CERTIFY that the aforesaid non-transferable options have been granted to me in compliance with the requirements of the V.S.E. Listings Policy Statement No. 1; and more particularly that at the time of grant, I was not aware of any change in the affairs of the Company which might have affected the trading price and had not been disclosed to the public. If the Company is classified as a Venture Company as of the date of this declaration, I confirm that I have not been granted a stock option in the said Company within 2 years of the date of grant of the above-stated options.

I HEREBY FURTHER CERTIFY (complete either Part I or Part 11 as applicable)

                                     PART I

THAT I have not been granted any director or employee incentive share options by any other listed companies.

DATED the _____ day of ________, 1995.   Signature:____________________________


                                     PART II

THAT I hold as of the date of this Declaration existing incentive share options which have been granted to me by the above named company or other listed companies as follows:


                                                                                                Outstanding
Name of                       No. of                                                            Balance as
Listed                        Shares               Date of                 Date of              at Date of
Company                       Optioned             Exercise                Grant                Certificate

San Andreas Resources         50,000               N/A                     Sept 6/94            50,000
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

(Complete on separate sheet if insufficient space)

DATED the 19 day of June, 1995.   Signature: /s/ Petros Tsaparas
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